Exhibit 5.1

Noerr Partnerschaftsgesellschaft mbB / Börsenstraße 1 / 60313 Frankfurt am Main

Fresenius Medical Care AG & Co. KGaA
Else-Kröner-Straße 1
61352 Bad Homburg v.d. Höhe
Germany

Frankfurt am Main, 19 May 2023

Re: Proposed change of legal form of Fresenius Medical Care AG & Co. KGaA

Dr. Holger Alfes, LL.M.

Rechtsanwalt

Noerr

Partnerschaftsgesellschaft mbB

Rechtsanwälte Steuerberater

Wirtschaftsprüfer

Börsenstraße 1

60313 Frankfurt am Main

Germany

T +49 69 971477230 (ext.)

T +49 69 9714770

F +49 69 971477100

holger.alfes@noerr.com

www.noerr.com

Ladies and Gentlemen:

We have acted as special German counsel to Fresenius Medical Care AG & Co. KGaA ("Company") in connection with the proceedings relating to the transformation of legal form (Formwechsel) of the Company pursuant to the German Transformation Act (Umwandlungsgesetz) from a German partnership limited by shares (Kommanditgesellschaft auf Aktien) into a German stock corporation (Aktiengesellschaft) ("Conversion"), to be named Fresenius Medical Care AG ("FME AG"). In our capacity as such special German counsel to the Company, we are familiar with the proceedings taken by the Company in connection with the Conversion in accordance with the laws of the Federal Republic of Germany ("Germany").

This legal opinion ("Opinion") is furnished to you, in connection with the preparation and filing of the Registration Statement on F-4 (File No. 333-271081) ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"), for the registration of 199,033,067 ordinary bearer shares of the Company ("Shares") in connection with the Conversion.

Unless the context requires otherwise, capitalized terms used and not otherwise defined herein have the same meanings as assigned to them in the Registration Statement.

Noerr Partnerschaftsgesellschaft mbB has its registered office in Munich, Germany, and is entered in the partnership register of the Local Court in Munich, Germany (Amtsgericht Muenchen) under no. PR 512.

For further information, please refer to noerr.com. For information on data protection at Noerr, please refer to noerr.com/data-protection.

Page 1/5

I.
Scope of Inquiry

For the purpose of rendering the Opinion, we have examined and relied upon the following documents ("Documents"):

(1)	the current draft of Registration Statement;

(2)	copies of electronic excerpts of the relevant entries in the commercial register (Handelsregister) of the local court (Amtsgericht) of Hof (Saale) ("Commercial Register") pertaining to (i) the Company, registered under registration number HRB 4019, and (ii) Fresenius Medical Care Management AG, the general partner (Komplementär) of the Company ("General Partner") registered under registration number HRB 3894, each dated 19 May 2023 ("Commercial Register Excerpts");

(3)	a copy of the articles of association (Satzung) of the Company with a copied confirmation of the notary dated 27 March 2023;

(4)	a copy of the articles of association (Satzung) of the General Partner with a copied confirmation of the notary dated 4 November 2020;

(5)	a copy of (i) the rules of procedure (Geschäftsordnung) of the management board of the General Partner dated 15 March 2022, (ii) the rules of procedure (Geschäftsordnung) of the supervisory board of the General Partner dated 30 November 2021, and (iii) the rules of procedure (Geschäftsordnung) of the supervisory board of the Company dated 30 November 2021;

(6)	the current draft of the resolutions relating to the Conversion ("Conversion Resolutions") to be passed by the Company's extraordinary general meeting to be held on 14 July 2023 ("EGM");

(7)	the current draft of the articles of association (Satzung) of FME AG to be resolved as part of the Conversion Resolutions;

(8)	the current draft of the report on the change of legal form (Formwechselbericht) prepared by the General Partner for information of the Company's shareholders participating in the EGM ("Conversion Report"); and

(9)	such other documents as we deemed necessary for the purpose of rendering the Opinion.

Page 2/5

II.
Assumptions

In reviewing the Documents and rendering the Opinion we have assumed with your permission and without further inquiry that:

(1)	the signatures on all Documents submitted to us are genuine signatures of the individual concerned and all persons who have executed or, in case of resolutions, passed and delivered on behalf of the parties thereto any of the Documents had, at all relevant time, (i) full legal capacity (Geschäftsfähigkeit), and (ii) (other than representatives of the Company and the General Partner) power to validly represent (Vertretungsmacht) the respective parties in executing, passing and delivering the Documents;

(2)	all Documents submitted to us as originals are authentic and complete and all Documents submitted to us as certified or conformed copies, facsimile copies, photocopies, electronic copies or other copies conform to the authentic and complete original;

(3)	all Documents submitted to us in draft form have been, or will be, executed and delivered in the form submitted to us;

(4)	all Documents submitted to us and made as of a specific date have not been revoked, rescinded, repealed, terminated (in each case whether in whole or in part), amended or supplemented since such date until the date hereof;

(5)	the Commercial Register Excerpts are correct and current and all matters that needed to be filed with the Commercial Register have been filed and that no filing procedures with regard to matters that would have an impact on the Opinion are pending;

(6)	the articles of association of the Company and the General Partner are correct and current; and

(7)	the correctness and completeness of all factual matters expressed in the Documents (save as expressly provided for in, or following from, the opinion statements made herein under IV. below).

III.
Laws Considered

The undersigned is a member of the bar association (Rechtsanwaltskammer) in Frankfurt am Main, Germany, and licensed as an attorney (Rechtsanwalt) in Germany. The Opinion is, therefore, limited to and is given on the basis of the laws of Germany (including the laws of the European Union to the extent they are directly or indirectly applicable in Germany) as they exist at the date hereof. We have not investigated and do not express or imply an opinion herein with respect to the laws of any other jurisdiction. In particular, we have made no investigation of the laws applicable in (i) the European Union as it affects any jurisdiction other than Germany, or (ii) the United States of America (or any jurisdiction thereof or therein) as a basis for the Opinion. The exclusive place of jurisdiction for any disputes arising under or in connection with the Opinion is Frankfurt am Main, Germany.

Page 3/5

IV.
Opinion Statements

Based upon the review of the Documents, our reliance upon the assumptions referred to above and subject to (i) the qualifications, statements and limitations herein, and (ii) any facts, circumstances, events or documents not disclosed to us, and our considerations of those questions of German law we considered relevant, we are of the opinion that:

(1)	The Company is a German partnership limited by shares (Kommanditgesellschaft auf Aktien), validly existing under German law and duly registered with the Commercial Register under registration number HRB 4019.

(2)	The General Partner is a German stock corporation (Aktiengesellschaft), validly existing under German law and duly registered with the Commercial Register under registration number HRB 3894.

(3)	Upon (a) consent to the Conversion by the required majority vote of holders of the ordinary bearer shares of the Company ("Shares"), (b) the required consent by the General Partner and (c) registration of the Conversion and the proposed articles of association of FME AG with the Commercial Register, (i) the Company will be a stock corporation (Aktiengesellschaft), validly existing under German law and duly registered with the Commercial Register, and (ii) the validly issued, fully paid and non-assessable Shares will be validly issued, fully paid and non-assessable ordinary bearer shares of FME AG.

(4)	Under German law, holders of the Shares or the American Depositary Shares representing such Shares ("ADSs") will have no personal liability in their capacity as holders of such Shares or ADSs.

We do not express any opinion on the Documents unless specifically and expressly referred to in the foregoing items IV.(1) – IV.(4) of the Opinion.

V.
Qualifications and Reliance

This opinion letter is subject to the effects of any applicable insolvency, liquidation or reorganization or similar laws affecting the enforcement of creditors’ rights generally.

Page 4/5

The Opinion is furnished by us as special German counsel to the Company, speaks as of its date and may be relied upon by you only in connection with the Registration Statement. It may not be relied upon by you for any other purpose, or by any person, firm, company or institution other than you. No such recipient to whom the Opinion is disclosed may rely on the Opinion, but receives the Opinion only for the purposes of information and only on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result or otherwise.

VI.
Consent

We consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement and to the references to our firm under the caption “Service of Process and Enforceability of Civil Liabilities” and “Legal Matters” in the information statement / prospectus forming part of the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours sincerely,

Noerr Partnerschaftsgesellschaft mbB

/s/ Dr. Holger Alfes, LL.M.
Rechtsanwalt

Page 5/5